UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 22, 2026

BV Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36094	14-1920944
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7114 North Point Road, Baltimore, Maryland	21219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 477-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BVFL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2026, BayVanguard Bank (the “Bank”), and its holding company BV Financial, Inc. (the “Company”), entered into a Separation, Consulting and Release Agreement (the “Agreement”) with David M. Flair.  Under the Agreement, Mr. Flair resigned from his roles as Co-President and Co-Chief Executive Officer and as a director of the Company and the Bank, effective January 22, 2026.  Upon entering the Agreement, the employment agreement originally entered into by and among Mr. Flair, the Bank, the Company, and Bay-Vanguard, M.H.C. as of August 28, 2018, terminated in its entirety and became null and void.
In consideration of Mr. Flair’s execution and compliance with the Agreement, including his execution of a general release attached to the Agreement, Mr. Flair will receive a payment of $2,142,182, less applicable tax withholdings, paid in a lump sum no later than the second payroll date following the expiration of the revocation period contained in the general release.  Additionally, Mr. Flair will receive the bonus he earned for the fiscal year 2025.  Mr. Flair will be paid the benefits provided for under the Bay-Vanguard Federal Savings Bank Salary Continuation Plan entered into effective as of April 10, 2017 (the “Salary Continuation Plan”), which has been amended to fix the annual benefit payable at $60,000.  The Bank will also continue to maintain the Executive Split Dollar Agreement entered into by and between the Bank and Mr. Flair as of April 12, 2017, in accordance with its terms.
If Mr. Flair timely executes and does not revoke the Agreement, he will be engaged as a consultant with the Company beginning as of January 22, 2026, and ending on September 7, 2028, unless the consulting arrangement is earlier terminated by either the Company or Mr. Flair upon thirty days written notice (the “Consulting Period”).  During the Consulting Period, Mr. Flair shall, on an as-needed basis, provide consultation to the Board of Directors of the Company regarding the Company and its respective subsidiaries and affiliates and their respective strategic business plans and opportunities (the “Consulting Services”).  In exchange for providing the Consulting Services, Mr. Flair will vest in the equity grants previously granted to him under the Company’s 2024 Equity Incentive Plan.  Mr. Flair will vest in 24,497 shares of restricted stock and 61,244 stock options on September 6, 2026, and 24,497 shares of restricted stock and 61,243 stock options on each of September 6, 2027, and September 6, 2028.  If, at any time during the Consulting Period, Mr. Flair terminates the Consulting Period for any reason, he will forfeit any unvested shares of restricted stock and unexercisable stock options.  If the Company terminates the Consulting Period, Mr. Flair will receive a pro rata vesting of the restricted shares and unvested stock options based on the number of days he provided services during the vesting period.
The Agreement contains certain non-solicitation, non-competition, confidentiality and non-disparagement provisions.  The non-competition and non-solicitation provisions apply during the Consulting Period and will cease to apply and have no further effect upon the termination of the Consulting Services.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1	Separation, Consulting and Release Agreement dated January 22, 2026, by and among David M. Flair, BayVanguard Bank and BV Financial, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BV FINANCIAL, INC.

DATE: January 22, 2026	By:	/s/ Timothy L. Prindle
Timothy L. Prindle
President and Chief Executive Officer